Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED

FINANCIAL STATEMENTS OF NEXTDECADE CORPORATION

Introduction

On April 17, 2017, Harmony Merger Corp. (“Harmony”), Harmony Merger Sub, LLC (“Merger Sub”), NextDecade, LLC (“NextDecade”) and certain members of NextDecade and entities affiliated with such members entered into an Agreement and Plan of Merger (“Merger Agreement”). On July 24, 2017, the transactions contemplated by the Merger Agreement were consummated and Harmony was renamed NextDecade Corporation (the “Company”).

Pursuant to the Merger Agreement, entities affiliated with certain of the members of NextDecade (the “Blocker Companies”) merged with and into Harmony (each a “Blocker Merger” and together, the “Blocker Mergers”), with Harmony being the surviving entity of the Blocker Mergers and, immediately thereafter Merger Sub merged with and into NextDecade (the “Merger”) with NextDecade being the surviving entity of the Merger and becoming a wholly-owned subsidiary of the Company. Immediately following the Merger, the pre-Merger members of NextDecade held approximately 94% of the outstanding common stock.

The Merger will be accounted for as a “reverse merger” and recapitalization based on: (i) NextDecade owners’ preponderance of voting rights (approximately 94%) in the Company, (ii) the preponderance of representation of NextDecade board members on the Company’s board (7 of 9 total board members), (iii) the replacement of Harmony’s management team with NextDecade’s management team, and (iv) NextDecade’s preponderance in relative size as evaluated by investment and valuation. Accordingly, the assets and liabilities and the historical operations that will be reflected in the Company’s financial statements after the Merger will be those of NextDecade and will be recorded at the historical cost basis of NextDecade. Harmony’s assets, liabilities and results of operations will be consolidated with those of NextDecade upon the consummation of the Merger.

The unaudited pro forma condensed consolidated combined statements of operations for the six months ended June 30, 2017, and for the year ended December 31, 2016, combine the historical consolidated statements of operations of Harmony and the historical consolidated statements of operations of NextDecade, giving effect to the Merger as if it had been consummated on January 1, 2016, the beginning of the earliest period presented, and the unaudited pro forma condensed consolidated combined balance sheet as of June 30, 2017, combines the historical consolidated condensed balance sheet of Harmony and the historical condensed consolidated balance sheet of NextDecade, giving effect to the Merger as if it had been consummated on June 30, 2017.

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed consolidated combined financial statements to give pro forma effect to events that are: (1) directly attributable to the business combination; (2) factually supportable; and (3) with respect to the statement of operations, expected to have a continuing impact on the Company’s results following the completion of the business combination.

The unaudited pro forma condensed consolidated combined financial statements have been developed from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed consolidated combined financial statements;

●	the historical audited financial statements of Harmony as of December 31, 2016, included in Harmony’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 10, 2017;

●	the historical unaudited financial statements of Harmony as of and for the six months ended June 30, 2017, included in Harmony’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2017;

●	the historical consolidated audited financial statements of NextDecade as of and for the year ended December 31, 2016, included in the proxy statement (the “Proxy Statement”) filed with the SEC on June 29, 2017;

●	the historical condensed consolidated unaudited financial statements of NextDecade as of and for the six months ended June 30, 2017, included as exhibit 99.1 included in the Current Report on Form 8-K/A filed with the SEC on August 9, 2017; and

●	other information relating to Harmony and NextDecade contained in the Proxy Statement.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed consolidated combined financial statements are described in the accompanying notes. The unaudited pro forma condensed consolidated combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the business combination and the other related transactions occurred on the dates indicated. Further, the unaudited pro forma condensed consolidated combined financial statements do not purport to project the future operating results or financial position of Harmony following the completion of the business combination and the other related transactions. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed consolidated combined financial statements and are subject to change as additional information becomes available and analyses are performed.

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Unaudited Pro Forma Condensed Consolidated Combined Statement of Operations

Year Ended December 31, 2016

(in thousands, except for shares and per share data)

	(a) Harmony	(b) NextDecade	Adjustments for Merger		Pro Forma Unaudited Combined
Operating expenses
Selling, general and administrative	$540	$7,300	$—		$7,840
General and administrative – related party	150	—	—		150
Land option expenses	—	596	—		596
Depreciation and amortization	—	100	—		100
Impairment loss on capital projects	—	506	—		506
Total operating expenses	690	8,502	—		9,192
Total operating loss	(690)	(8,502)	—		(9,192)
Other income (expense)
Foreign exchange loss	—	(19)	—		(19)
Interest income (expense)	255	82	(194	)(c)	143
Total other income (expense)	255	63	(194)		124
Net income (loss)	$(435)	$(8,439)	$(194)		$(9,068)

Basic Share Count	4,499,001				105,225,828

Fully Diluted Share Count	4,499,001				105,225,828

Basic Earnings (Loss) per Share	$(0.10)				$(0.09)
Fully Diluted Earnings (Loss) per Share	$(0.10)				$(0.09)

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated combined financial statement.

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Unaudited Pro Forma Condensed Consolidated Combined Statement of Operations

Six Months Ended June 30, 2017

(in thousands, except for shares and per share data)

	(a) Harmony	(b) NextDecade	Adjustments for Merger		Pro forma Unaudited, Combined
Operating expenses
Selling, general and administrative	$548	$4,382	$—		$4,930
General and administrative – related party	75	—	—		75
Land option expenses	—	483	—		483
Depreciation and amortization	—	52	—		52
Total operating expenses	623	4,917	—		5,540
Total operating loss	(623)	(4,917)	—		(5,540)
Other income (expense)
Foreign exchange loss	—	(18)	—		(18)
Interest income (expense)	333	86	(116	)(c)	303
Total other income (expense)	333	68	(116)		285
Net income (loss)	$(290)	$(4,849)	$(116)		$(5,255)

Basic Share Count	4,539,685				105,225,828

Fully Diluted Share Count	4,539,685				105,225,828

Basic Earnings (Loss) per Share	$(0.06)				$(0.05)
Fully Diluted Earnings (Loss) per Share	$(0.06)				$(0.05)

The accompanying notes are an integral part of these unaudited proforma condensed consolidated combined financial statements.

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Unaudited Pro Forma Condensed Consolidated Combined Balance Sheet

As of June 30, 2017

(in thousands, except for shares and per share data)

	(a) Harmony	(b) NextDecade	Adjustments for Merger		Unaudited Combined
ASSETS
Current assets
Cash and equivalents	$51	$14,173	$30,743	(c)	$44,967
Investments	—	5,037	—		5,037
Prepaid expenses and other current assets	42	4,260	(3,278	)(d)	1,024
Investment held in Trust Account	113,939	—	(113,939	)(e)	—
Total current assets	114,032	23,470	(86,474)		51,028
Noncurrent assets
Property, plant and equipment, net	—	62,854	—		62,854
Other assets	—	349	—		349
Total assets	$114,032	$86,673	$(86,474)		$114,231
LIABILITY AND EQUITY
Current liabilities
Accounts payable	$484	$2,169	$(484	)(f)	$2,169
Accrued liabilities and other current liabilities	—	4,638	—		4,638
Total current liabilities	484	6,807	(484)		6,807
Noncurrent liabilities
Deferred underwriters fee	4,325	—	(4,325	)(g)	—
Notes payable	1,541	—	(1,541	)(c)	—
Compensation liabilities	—	2,415	—		2,415
Total liabilities	6,350	9,222	(6,350)		9,222
Common Stock, subject to possible conversion; 9,917,441 shares at conversion value (at redemption value approximately $10.354/share)	102,682	—	(102,682	)(h)	—
MEMBERS’ EQUITY/STOCKHOLDERS’ EQUITY
Owners’ equity	—	102,611	(102,611	)(i)	—
Preferred stock, $.0001 par value, 1,000,000 authorized, 0 outstanding	—	—	—		—
Common stock, $.0001 par value; Authorized 480,000,000 shares, 105,225,828 issued and outstanding	—	—	—	(h)	—
			11	(i)	11
Additional paid-in capital	5,990	—	21,568	(h)	27,558
			102,600	(i)	102,600
Accumulated deficit	(990)	(25,136)	990	(h)	(25,136)
Accumulated other comprehensive loss	—	(24)	—		(24)
Total Equity	5,000	77,451	22,558		105,009
Total Liabilities and Equity	$114,032	$86,673	$(86,474)		$114,231

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated combined financial statements.

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1. Basis of Pro Forma Presentation

Overview

The unaudited pro forma condensed consolidated combined financial statements have been prepared assuming a reverse merger with a recapitalization. The pro forma adjustments for the unaudited pro forma condensed consolidated combined financial statements have been prepared as if the Merger had taken place on June 30, 2017, in the case of the unaudited pro forma condensed consolidated combined balance sheet and on January 1, 2016, in the case of the unaudited pro forma condensed consolidated combined statements of operations.

The unaudited pro forma condensed consolidated combined financial statements should be read in conjunction with (i) Harmony’s historical financial statements and related notes for the year ended December 31, 2016, as included in Harmony’s Annual Report on Form 10-K filed with the SEC on March 10, 2017, (ii) Harmony’s historical financial statements and related notes for the six months ended June 30, 2017, as included in Harmony’s Quarterly Report on Form 10-Q filed with the SEC on August 8, 2017, (iii) NextDecade’s historical consolidated financial statements and related notes for the year ended December 31, 2016, as included in the Proxy Statement, and (iv) NextDecade’s historical consolidated financial statements and related notes for the six months ended June 30, 2017, as included as exhibit 99.1 of the Current Report on Form 8-K/A filed with the SEC on August 9, 2017.

The unaudited pro forma condensed consolidated combined financial statements do not reflect possible adjustments related to restructuring or integration activities that have yet to be determined or transaction or other costs following the business combination that are not expected to have a continuing impact. Further, one-time transaction-related expenses anticipated to be incurred prior to, or concurrent with, closing the business combination and the other related Transactions are not included in the unaudited pro forma condensed consolidated combined statements of operations. However, the impact of such transaction expenses is reflected in the unaudited pro forma condensed consolidated combined balance sheet as a decrease to retained earnings and a decrease to cash.

Merger consideration

The merger consideration was valued at approximately $1 billion based on 98,490,409 shares transferred at $10.26 per share.

2. Pro Forma Adjustments and Assumptions

(in thousands, except for shares)

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed consolidated combined financial statements to give pro forma effect to events that are: (1) directly attributable to the business combination; (2) factually supportable; and (3) with respect to the statement of operations, expected to have a continuing impact on the Company’s results following the completion of the Merger.

Pro Forma Adjustments to the Statement of Operations:

a.	Represents the Harmony historical statement of operations for the six months ended June 30, 2017 and for the year ended December 31, 2016.
b.	Represents the NextDecade historical statement of operations for the six months ended June 30, 2017 and for the year ended December 31, 2016.
c.	Represents the adjustment to interest income as a result of the conversion of shares in Harmony’s Trust Account on the Merger date.

Pro Forma Adjustments to the Balance Sheet:

a.	Represents the Harmony unaudited historical balance sheet as of June 30, 2017.
b.	Represents the NextDecade unaudited historical balance sheet as of June 30, 2017.
c.	Represents the net adjustment to cash associated with the Merger.

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Pro forma net adjustment to cash associated with merger adjustments (in thousands):

	Adjustments for Merger
Harmony cash previously held in Trust Account	$113,986	(1)
Conversions	(81,352	)(2)
Cash investment from Carve-out investors	5,100	(3)
Payment of transaction costs	(6,991	)(4)
Net adjustments to cash associated with merger	$30,743

(1)	Represents the adjustment related to the reclassification of the cash equivalents held in the Trust Account at July 24, 2017 in the form of investments to cash and cash equivalents to reflect the fact that these investments are available for use by the Company, assuming no conversions.
(2)	Represents conversions of 7,853,996 shares of common stock to cash at the special meeting of Harmony shareholders.
(3)	Represents cash received from carve-out investors.
(4)

Reflects the impact of estimated transaction costs composed of (i) $3,798 of deferred underwriting compensation attributable to Harmony’s initial public offering, (ii) $1,233 of NextDecade placement fees, (iii) $1,197 of notes payable repayment, and (iv) $763 of other transaction expenses including legal, accounting, insurance, proxy solicitation, transfer, mailing, and printing fees. The unaudited pro forma condensed consolidated combined balance sheet reflects these costs as a reduction of cash with a corresponding decrease in paid in capital.

d.	Represents the reduction of prepaid expenses and other current assets of NextDecade for note receivable of $110 (included in transaction costs) and the reclassification of $3,168 of deferred equity issuance costs related to the Merger.
e.	Represents the adjustment related to the reclassification of the cash equivalents held in the Trust Account in the form of investments to cash and cash equivalents to reflect the fact that these investments are available for use by the Company.
f.	Represents the payment of Harmony accounts payable with funds in escrow.
g.	Represents the payment of deferred underwriting costs of $3,798 and the waiver of $527.
h.	Represents an adjustment to reflect at the time of issuance, certain of Harmony’s common stock was subject to possible conversion and, as such, an amount of $102,682 was classified as redeemable equity in Harmony’s historical balance sheet as of June 30, 2017. A portion of the capital associated with stock conversion is reclassified as common stock par value and paid-in capital.
i.	Represents the recapitalization of NextDecade’s historical owners’ equity.

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